UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The information provided under Item 5.02 herein is incorporated into this Item 1.01 by reference.

Item 3.02.   Unregistered Sales of Equity Securities.

The information provided under Item 5.02 herein is incorporated into this Item 3.02 by reference. The grants of Preferred Stock were made in reliance on the exemption from registration pursuant to Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The transaction does not involve a public offering, the investors are “accredited investor” and/or qualified institutional buyer and have access to information about the Company (as defined below) and its investment.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2013, the Board of Directors of PositiveID Corporation (the “Company” or “PositiveID”) agreed to satisfy $1,003,000 of accrued compensation owed to its directors, officers and management (collectively, the “Management”) through a Liability Reduction Plan (the “Plan”). Under this Plan the Company’s Management agreed to accept a combination of PositiveID Corporation Series I Convertible Preferred Stock (the “Series I Preferred Stock”) and to accept the transfer of Company-owned shares of common stock in Digital Angel Corporation (“Digital Angel”), a Delaware corporation, in settlement of accrued compensation.

Subject to the Plan, 413 shares of Series I Preferred Stock were issued in settlement of $413,000 of accrued compensation, and $590,000 of accrued compensation was settled through the commitment to transfer 327,778 shares of Digital Angel common stock (out of the 1,199,532 total shares of common stock that will be issued to PositiveID upon the conversion of Series C Convertible Preferred ownership in Digital Angel). The conversion is expected to occur during the second half of October 2013. The Digital Angel shares were valued at $0.06, which is a 21% discount to the closing bid price on September 30, 2013, to reflect liquidity discount and holding period restrictions.

The Company’s Series I Preferred Stock is convertible into shares of the Company’s common stock, par value $0.001 (the “Common Stock”), at a price of $0.036 per share, which was the closing bid price on September 30, 2013. The Series I Preferred Stock will vest on January 1, 2016, subject to acceleration in the event of conversion or redemption.

On September 30, 2013 the Board of Directors authorized a Certificate of Designations of Preferences, Rights and Limitations of Series I Preferred Stock (the “Certificate”). The Series I Preferred Stock ranks junior to the Company’s Series F Preferred Stock and to all liabilities of the Company and is senior to the Common Stock and any other preferred stock. The Series I Preferred Stock has a stated value per share of $1,000, a dividend rate of 6% per annum and a conversion price equal to the closing bid price of the Company’s Common Stock on the date of issuance. The Series I Preferred Stock is subject to redemption (at stated value, plus any accrued dividends) by the Company after three years or any time after one year, subject to a ten-day notice (to allow holder conversion). The Series I Preferred Stock is convertible into the Company’s Common Stock, at stated value plus accrued dividends, at the closing bid price on September 30, 2013, any time at the option of the holder and by the Company in the event that the Company’s closing stock price exceeds 400% of the conversion price for twenty consecutive trading days. The Series I Preferred Stock has voting rights equal to the number of shares of Common Stock that Series I Preferred Stock is convertible into, times twenty-five. The holders of Series I Preferred Stock will have functional voting control in situations requiring shareholder vote.

The description of the Certificate does not purport to be complete and is qualified in its entirety by reference to the Certificate, which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

The information provided under Item 5.02 herein is incorporated into this Item 5.03 by this reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Certificate of Designation of the Series I Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: October 4, 2013
/s/ William J. Caragol
William J. Caragol
Chief Executive Officer

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